Exhibit 1.01
Key Tronic Corporation
Conflict Minerals Report
For the year ended December 31, 2017
Introduction and Company Overview
This is the Conflict minerals Report for Key Tronic Corporation (herein referred to as “KTC,” “KeyTronicEMS,” the “Company,” “we,” “us,” or “our”) for calendar year 2017 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“Rule 13p-1”).
Key Tronic Corporation is a leader in electronic manufacturing services and solutions to original equipment manufacturers of a broad range of products. We provide engineering services, worldwide procurement and distribution, materials management, world-class manufacturing and assembly services, in-house testing, and unparalleled customer service. Our international production capability provides our customers with benefits of improved supply-chain management, reduced inventories, lower transportation costs, and reduced product fulfillment time.
Due Diligence Framework
Pursuant to Rule 13p-1, KTC has identified that 3TG’s were necessary to the production of its products and subsequently as a result undertook due diligence efforts on the source and chain of custody of those materials.
Key Tronic has structured its compliance and due diligence activities in accordance with the internationally recognized Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) of the Organization for Economic Cooperation and Development (OECD).
Due Diligence Approach
In accordance with the OECD Five-Step Framework for risk-based due diligence in the Mineral Supply Chain, KTC’s due diligence efforts for 2017 are summarized below:
Establish Company Management Systems
Conflict Minerals Compliance Team
We have established a cross functional conflict minerals team comprising of executive level management to establish policies and direct the overall efforts of the conflict minerals compliance program. This team has been sponsored by the company’s VP of Quality and Regulatory Affairs and the compliance program has been approved by the company’s highest management committee.
Conflict Minerals Policy
We have established a policy with respect to the sourcing of minerals from the covered countries and published this policy on our external website at http://www.keytronic.com/home/about-us/conflict-minerals/. In this policy we identify and discourage the use of conflict minerals or derivative metals sourced from mines controlled by armed groups in the DRC.
Supplier Engagement
KTC has in place a supplier manual, guidelines, procedures and standard contractual terms & conditions (as applicable) that, among other things, require conflict minerals compliance as a prerequisite for qualification to do business with KTC. Consistent with this principle, we actively identify and engage high-risk suppliers or those suppliers providing high risk commodities to promote tracing of their supply chain for the purpose of verifying whether necessary conflict minerals may have financed conflicts in the covered countries.
Grievance Mechanism
KTC has in place a procedure for reporting any violation of our guidelines regarding conflict minerals and/or other compliance violations via an established grievance mechanism whereby alleged violations may be reported to KTC. The mechanism is accessible via KTC’s website.

Identify, Assess and Respond to Risks in the Supply Chain
KTC undertook the following measures to identify, assess and respond to risks in the supply chain:

•
We conducted a supply chain survey, based on the Electronics Industry Citizenship Coalition/Global eSustainability Initiative conflict minerals reporting template, which involved our high-risk suppliers and/or suppliers of high risk commodities.

•
The responses received from our suppliers about the country of origin of any necessary conflict mineral(s) were reviewed for accuracy, completeness or red flags requiring additional due diligence scrutiny.

•	Suppliers who sent us incomplete or inconsistent responses were asked to review their questionnaire responses and resubmit their survey.

•
Suppliers that did not respond to the initial or subsequent survey requests were sent escalation letters requesting that they provide a response. Supplier scorecards will be noted for failure to respond appropriately to KTC's solicitations which can lead to disqualification of the supplier.

Report Annually on Supply Chain Due Diligence
In accordance with OECD guidance and the SEC Final Rule, this report and the associated Form SD shall be available online at http://www.keytronic.com/home/about-us/conflict-minerals/.
Reasonable Country of Origin Inquiries
Key Tronic has developed a mechanism by which all reasonable efforts are made to obtain full material disclosures and country of origin information from suppliers. This mechanism is employed for all new inquiries and is being implemented to obtain information for existing materials that have not been formally certified.
Due Diligence Results
As a downstream consumer of conflict minerals, we rely on our suppliers to gather information about smelters and refiners that process any necessary conflict minerals contained in the products provided to KTC. To date, approximately 62.5% of the responses received from suppliers have provided KTC with sufficient information to be able to identify the processing facilities. Based on the information provided by our suppliers, the facilities that may have been used to process the Necessary Conflict Minerals used in the products described above may include the smelters and refiners listed in Table 1.
Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all of the Necessary Conflict Minerals in the products described above or whether the Necessary Conflict Minerals were from recycled or scrap sources. However, based on the information provided by our suppliers and available from the CFSI, the countries of origin of the Necessary Conflict Minerals contained in the products described above may include, but may not be limited to, the countries listed in Table 2, in addition to recycled or scrap sources.
Continuous Improvement Efforts to Mitigate Risk
Survey Results
Key Tronic Corporation will continue to work with its business partners to improve the response rate and the quality of its conflict minerals inquiries. Due to the large number of smelters and refineries identified as a result of this year’s due diligence process, we believe we have captured all of the likely smelters and refineries despite not attaining a 100% response rate from our vast base of manufacturers at the time of this publication.
Traceability
Key Tronic Corporation shall continue to incorporate, where applicable, the compliance status of affected materials which are controlled within the company’s ERP system.
Contract Process
Key Tronic Corporation has or will enter into contracts with its vendors to supply materials that are in compliance with the Dodd-Frank Act. All new contracts include the compliance requirement.
Supplier Manual
Key Tronic Corporation shall continue to update its Global Supplier Manual as necessary based, in part, on the EICC Code.

Supply Chain Assessment/Scorecard
Key Tronic Corporation shall continue to incorporate the EICC/GeSI program within its supplier assessment and commodity due diligence systems as necessary in an effort to identify those smelters utilizing non-DRC sourced minerals.
Risk Assessment and Mitigation
Key Tronic Corporation shall conduct commodity, supplier and supply chain risk assessments in an effort to mitigate the risk of the use of conflict minerals and adapt its policies and procedures as necessary.
Independent Audit
Pursuant to Rule 13p-1, KTC is not required to obtain an independent private sector audit of its due diligence process which is ongoing.

Table 1
List of Identified Smelters and Refiners for 2017

Metal	Smelter Name	Smelter Country
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A.*	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.*	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH*	GERMANY

Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND

Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	Yamakin Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.**	CZECH REPUBLIC
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Republic Metals Corporation*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna**	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A*	ITALY
Gold	Remondis Argentia B.V.**	NETHERLANDS

Gold	Tony Goetz NV	BELGIUM
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Marsam Metals*	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP*	FRANCE
Gold	L'Orfebre S.A.**	ANDORRA
Gold	Italpreziosi*	ITALY
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd**	MALAYSIA
Gold	Bangalore Refinery**	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA*	CHILE
Gold	Safimet S.p.A*	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tantalum	Asaka Riken Co., Ltd.*	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	Power Resources Ltd.*	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	CV Gita Pesona*	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Premium Tin Indonesia*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND

Tin	Operaciones Metalurgical S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	CV Ayi Jaya*	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Metallo Belgium N.V.*	BELGIUM
Tin	Metallo Spain S.L.U.*	SPAIN

Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	Modeltech Sdn Bhd**	MALAYSIA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA
Tin	PT Bangka Serumpun*	INDONESIA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA

Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.**	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Woltech Korea Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.**	CHINA

* Indicates smelters or refiners that are compliant with the Responsible Minerals Assurance Process assessment protocols. Smelters and refiners with a “re-audit in progress” are still considered to be RMAP-compliant.
** Indicates smelters and refiners that have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs.

Table 2
List of Identified Mine Countries

Angola	Canada	Hong Kong	Laos	Nigeria	South Sudan	United Kingdom
Argentina	Chile	Hungary	Luxembourg	Papua New Guinea	Spain	United States
Armenia	China	India	Malaysia	Peru	Suriname	Uzbekistan
Australia	Colombia	Indonesia	Mali	Philippines	Sweden	Vietnam
Austria	Democratic Republic of Congo	Ireland	Mexico	Portugal	Switzerland	Zambia
Belgium	Ecuador	Italy	Mongolia	Russia	Taiwan	Zimbabwe
Bermuda	Ethiopia	Japan	Morocco	Rwanda	Tanzania
Bolivia	Germany	Jersey	Mozambique	Saudi Arabia	Thailand
Brazil	Ghana	Kazakhstan	Myanmar	Sierra Leone	Turkey
Burundi	Guinea	Korea	Namibia	Singapore	Uganda
Cambodia	Guyana	Kyrgyzstan	Niger	South Africa	United Arab Emirates